                                                EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm
The Board of Directors
New York City REIT, Inc.:
We consent to the incorporation by reference in the registration statement (No. 333-204433) on Form S-3DPOS, registration statement (No. 333-248121) on Form S-3, registration statement (No. 333-248130) on Form S-8, and registration statement (No. 333-249217) on Form S-3 of New York City REIT, Inc. of our report dated March 15, 2019, with respect to the consolidated statements of operations and comprehensive loss, changes in equity, and cash flows of New York City REIT, Inc. for the year ended December 31, 2018, and the related notes (collectively, the “consolidated financial statements”), before the effects of the retrospective adjustments for the effects of the reverse stock split described in Note 1 and affecting share and per share amounts in the consolidated statements of operations and comprehensive loss, changes in equity, Note 7, and Note 11, which report appears in the December 31, 2020 annual report on Form 10-K of New York City REIT, Inc.

/s/ KPMG LLP

New York, New York
March 29, 2021